Exhibit (h)(2)

                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT

                             Scudder Family of Funds


Annual service charge for each account
--------------------------------------
1/12th of the annual service charge shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,500.00 per relationship for an omnibus account, or $10.00 per subaccount, whichever is greater.


                                                    Regular Accounts      Retirement Accounts
                                                    ----------------      -------------------
Money Market Funds                                         $31.50                 $34.50
Non-Money Market Funds                                      26.00                  29.00
Additional Charge per Account for Funds with
    Redemption Fee                                           2.00                   2.00

Other fees
----------
Closed Account                                               4.00                   5.00
New Account Setup Charge                                     7.50                   7.50**
Maintenance Charge                                           5.00                   5.00**
National Securities Clearing Corporation
(NSCC) Charge per Transaction                                1.00                   1.00
Information Access:
o   VRU Access Charge per Call                               0.20                   0.20
o   Internet                                        To be determined      To be determined

                  ** = Applies to retail retirement accounts

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or similar services
          Stationery and envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply, printing and postage
          Data circuits
          Forms
          Microfilm and microfiche
          Expenses incurred at the specific direction of the fund
          Bank check clearing and processing charges

This schedule covers representative assisted services offered from Monday through Friday, 8:00 a.m. to 8:00 p.m. EST.

Payment
-------
The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

On behalf of the Funds listed on
Attachment A:                                       Scudder Service Company


By:_________________________                        By:_____________________
    David S. Lee                                        Daniel Pierce
    President or Vice President                         President

Date:  October 1, 1996                              Date: October 1, 1996


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

                                  ATTACHMENT A
                      TRANSFER AGENCY AND SERVICE AGREEMENT

MONEY MARKET FUND SERVICE ACCOUNT
Money Market Accounts

     Scudder California Tax Free Money Fund
     Scudder New York Tax Free Money Fund
     Scudder Premium Money Market Series
     Scudder Tax Free Money Fund
     Scudder U.S. Treasury Money Fund
     Scudder Cash Investment Trust

NON-MONEY MARKET FUND SERVICE ACCOUNT
Monthly Income Funds


     Scudder California Tax Free Fund           Scudder Massachusetts Limited Term Tax Free Fund
     Scudder Global Bond Fund                   Scudder Massachusetts Tax Free Fund
     Scudder GNMA Fund                          Scudder Medium Term Tax Free Fund
     Scudder High Yield Bond Fund               Scudder New York Tax Free Fund
     Scudder High Yield Tax Free Fund           Scudder Ohio Tax Free Fund
     Scudder International Bond Fund            Scudder Pennsylvania Tax Free Fund
     Scudder Limited Term Tax Free Fund         Scudder Short Term Bond Fund
     Scudder Managed Municipal Bonds

Quarterly Distribution Funds

     Scudder Balanced Fund
     Scudder Emerging Markets Income Fund
     Scudder Growth and Income Fund
     Scudder Income Fund
     Scudder Pathway Series Balanced Portfolio
     Scudder Pathway Series Conservative Portfolio
     Scudder Real Estate Investment Fund

Semi-Annual Distribution Funds

     Scudder International Growth and Income Fund

Annual Distribution Funds

     Scudder Classic Growth Fund                      Scudder Latin America Fund
     Scudder Development Fund                         Scudder Micro Cap Fund
     Scudder Financial Services Fund                  Scudder Pacific Opportunities Fund
     Scudder Global Discovery Fund                    Scudder Small Company Value Fund
     Scudder Global Fund                              Scudder Technology Fund
     Scudder Gold Fund                                Scudder 21st Century Growth Fund
     Scudder Emerging Markets Growth Fund             Scudder Value Fund
     Scudder Greater Europe Growth Fund               Scudder Zero Coupon 2000 Fund
     Scudder Health Care Fund                         Scudder Pathway Series Growth Portfolio
     Scudder International Fund                       Scudder Pathway Series International Portfolio
     Scudder Large Company Growth Fund                Scudder S&P 500 Index Fund
     Scudder Large Company Value Fund


Dated as of April 2, 1998


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